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                                 EXHIBIT 23.1
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        Consent of Deloitte & Touche LLP, independent public auditors.



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INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders
Bush Industries, Inc.

We consent to the incorporation by reference in Registration Statement
No.'s 33-77820, 33-77814, 33-69846, 33-69848, 33-66540, 33-66542, 33-63723, 333-
02617 and 333-38017 of Bush Industries, Inc. on Form S-8 and 333-14819 and 333-09291 of Bush Industries, Inc. on Form S-3 of our report dated February 12, 1998, appearing in this Annual Report on Form 10-K of Bush Industries, Inc. for the year ended January 3, 1998.



DELOITTE & TOUCHE LLP
Buffalo, New York

March 26, 1998